UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

August 11, 2003

(Date of the earliest event reported)

DSI Toys, Inc.

(Exact Name of Registrant as Specified in its Charter)

Texas	0-22545	74-1673513
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification Number)
incorporation or organization)

10110 W. Sam Houston Parkway, S., Suite 150 Houston, Texas 77099
(Address of Principal Executive Offices and Zip Code)

(713) 365-9900
(Registrants telephone number, including area code)

ITEM 5.                                                     Other Events and Required FD Disclosure

On August 12, 2003, DSI Toys, Inc. (the “Company”) announced that its shareholders had approved the proposal to approve and adopt the Agreement and Plan of Merger, dated March 27, 2003, by and between the Company and DSI Acquisition, Inc. (the “Merger Agreement”), and to approve the merger contemplated under the Merger Agreement (the “Merger”). On August 12, 2003, the Merger was consummated.

A copy of the press release announcing these events is attached as an exhibit to this report and is incorporated herein by reference.

ITEM 7.                                                     Financial Statements, Pro Forma Financial Information and Exhibits

(c)                                  Exhibits.

99.1         Press release dated August 12, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, this 13th day of August 2003.

Dated: August 13, 2003	DSI TOYS, INC.

	By:	/s/ Robert L. Weisgarber
Robert L. Weisgarber
CHIEF FINANCIAL OFFICER

	By:	/s/ Joseph S. Whitaker
Joseph S. Whitaker
CHIEF EXECUTIVE OFFICER

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

99.1	Press release dated August 12, 2003.